EXHIBIT 5.1

[Fenwick & West LLP Letterhead]

March 22, 2016

Workday, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Workday, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission ”) on or about March 22, 2016 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,668,762 shares of Workday’s Class A Common Stock, $0.001 par value per share (the “Stock”), subject to issuance by Workday (a) stock options and restricted stock units to be granted under Workday’s 2012 Equity Incentive Plan and (b) purchase rights to be granted under Workday’s 2012 Employee Stock Purchase Plan. The plans referred to in clauses (a) through (b) in the preceding sentence are collectively referred to in this letter as the “Plans.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	Workday’s Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on October 11, 2013 and certified by the Delaware Secretary of State on March 22, 2016 (the “Restated Certificate”);

(2)	Workday’s Amended and Restated Bylaws, certified by Workday’s Secretary on June 4, 2015 (the “ Bylaws ”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Plans and related forms of Plan agreements;

(5)	the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(6)	the following minutes of meetings and actions by written consent of Workday’s Board of Directors (the “Board”) and stockholders at which, or pursuant to which, the Restated Certificate and Bylaws were approved: (i) the minutes of meetings of the Board held on August 28, 2012 and March 8, 2013, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws and (ii) the Action by Written Consent of the stockholders of Workday, dated September 17, 2012, in which resolutions were adopted by the stockholders of Workday adopting and approving the Restated Certificate and the Bylaws;

March 22, 2016

(7)	the following minutes of meetings and actions by written consent of the Board and stockholders at which, or pursuant to which, the Board and stockholders of Workday adopted and approved the Plans, the reservation of the Stock for sale and issuance pursuant to the Plans and the filing of the Registration Statement: (i) the minutes of meetings of the Board held on August 28, 2012, March 8, 2013, March 24, 2015 at which resolutions were adopted by the Board, (ii) the Actions by the Board by Unanimous Written Consent dated April 1, 2013, March 28, 2014, March 30, 2014 and March 22, 2016 in which resolutions were adopted by the Board, (iii) the Action by Written Consent of the stockholders of Workday, dated September 17, 2012, in which resolutions were adopted by the stockholders of Workday, and (iv) the Annual Meeting of the stockholders on May 23, 2013, at which resolutions were adopted by the stockholders of Workday;

(8)	the stock records that Workday has provided to us (consisting of a certificate from Workday’s transfer agent verifying the number of Workday’s issued and outstanding shares of capital stock as of February 29, 2016 and a statement prepared by Workday as to the number of issued and outstanding options, warrants and rights to purchase shares of Workday’s capital stock and any additional shares of capital stock reserved for future issuance in connection with Workday’s stock option and stock purchase plans and all other plans, agreements or rights as of February 29, 2016);

(9)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 22, 2016 (the “Certificate of Good Standing”); and

(10)	an Opinion Certificate addressed to us and dated of even date herewith executed by Workday containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of Workday or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Workday to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

March 22, 2016

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of Workday under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by Workday.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1) Workday is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 11,668,762 shares of Stock that may be issued and sold by Workday in connection with (a) stock options or restricted stock units to be granted under Workday’s 2012 Equity Incentive Plan and (b) purchase rights to be granted under Workday’s 2012 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ Fenwick & West LLP